UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2017

SPANISH BROADCASTING SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27823	13-3827791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7007 N.W. 77th Avenue, Miami, Florida	33166
(Address of principal executive offices)	(Zip Code)

(305) 441-6901

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 15, 2017, Spanish Broadcasting System, Inc. (the "Company") held its Annual Meeting of Stockholders ("Annual Meeting"). The stockholders considered and voted on one proposal submitted for stockholder vote, which is described in detail in the Company's 2017 Proxy Statement. There were 4,166,991 shares of Class A common stock, 2,340,353 shares of Class B common stock, and 380,000 shares of Series C preferred stock outstanding and entitled to vote at the meeting. Stockholders are entitled to one vote for each share of Class A common stock, ten votes for each share of Class B common stock, and two votes for each share of Series C preferred stock they hold. The following is a brief description of the matter voted on at the Annual Meeting and the final results of such voting:

Proposal.  Election of Directors

Common Stock Directors

The six Common Stock Directors were elected at the Annual Meeting to hold office until such time as their respective successors have been duly elected and qualified based upon the following votes:

Nominee Common Stock Directors	Votes For	Votes Against / Withheld
Raúl Alarcón	24,665,904	624,257
Joseph A. García	24,947,275	342,886
Manuel E. Machado	25,161,239	128,922
Jason L. Shrinsky	25,164,780	125,381
José A. Villamil	25,161,159	129,002
Mitchell A. Yelen	25,146,911	143,250

Preferred Stock Directors

Alan Miller and Gary Stone, the two directors elected by the holders of the Series B Preferred Stock at the 2014 annual meeting, were not subject to election at this year’s annual meeting and continue to serve as directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPANISH BROADCASTING SYSTEM, INC. (Registrant)

June 21, 2017	By:	/s/ Joseph A. García
Joseph A. García
Chief Financial Officer, Chief Administrative Officer, Senior Executive Vice President and Secretary